Lorie M. Guerrera

445 Hamilton Avenue

White Plains, New York 10601

November 30, 2007

Board of Directors

Cordia Corporation

445 Hamilton Avenue, Suite 408

White Plains, New York 10601

Dear Board Members:

This correspondence serves as a follow up to my meeting with Mr. Joel Dupré, Chairman regarding the Board’s desire to reorganize the Company’s accounting and finance departments at the executive level by consolidating the accounting, finance and treasury functions in one individual that individual being the Company’s CFO.  Therefore, effective November 30, 2007, I hereby resign as Chief Accounting Officer and Treasurer  of Cordia Corporation and it subsidiaries to allow for the appointment of Mr. Verra as Treasurer.  My resignation is limted only to these executive officer positions and it does not extend to my employment with the Company.  I believe the Board’s decision to reorganize the accounting and finance departments in this manner is in the best interest of the Company and I will fully support Mr. Verra as he takes on the role of Treasurer and I continue my service to the Company as a key member of the accounting and finance team.

Thank you for your continued support.

Sincerely,

/s/ Lorie M. Guerrera

Lorie M. Guerrera